As filed with the Securities and Exchange Commission on July 17, 2015

Registration No. 333-205596

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Concordia Healthcare Corp.

(Exact Name of Registrant as Specified in its Charter)

Ontario, Canada

(Province or Other Jurisdiction of Incorporation or Organization)

2834

(Primary Standard Industrial Classification Code Number)

N/A

(I.R.S. Employee Identification No.)

277 Lakeshore Road East, Suite 302

Oakville, Ontario

L6J 1H9

Telephone: (905) 842-5150

(Address, including postal code, and telephone number, including area code, of Registrant’s principal executive offices)

CT Corporation

111 Eight Avenue

New York, NY 10011

Telephone: (212) 590-9070

(Name, Address (Including Zip Code) and Telephone Number (Including Area Code) of Agent for Service in the United States)

Copies to:

Robert E. Buckholz, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 (212) 558-4000	Francesco Tallarico, Esq. Concordia Healthcare Corp. 277 Lakeshore Road East, Suite 302 Oakville, Ontario L6J 1H9 Telephone: (905) 842-5150

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement is declared effective, as determined by market conditions.

Province of Ontario, Canada

(Principal Jurisdiction Regulating this Form F-10 Offering)

It is proposed that this filing shall become effective (check appropriate box):

A. ☐ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☒ at some future date (check appropriate box below):

1. ☐ Pursuant to Rule 467(b) on (            ) at (            ) (designate a time not sooner than seven calendar days after filing).

2. ☐ Pursuant to Rule 467(b) on (            ) at (            ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (            ).

3. ☒ Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☐ After the filing of the next amendment to this form (if preliminary material is being filed).

If any of the securities being registered on this Form F-10 are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Shares
Preferred shares
Warrants
Subscription Receipts
Debt Securities
Units
Total	US$2,359,974,826.92(4)	100%	US$2,359,974,826.92	$274,229.07(5)

(1)	There is being registered hereunder an indeterminate number of securities of Concordia Healthcare Corp. (the “Registrant”) as from time to time may be issued at prices determined at the time of issuance.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”).
(3)	The estimated registration fee for the securities has been calculated pursuant to Rule 457(o).
(4)	This amount represents the U.S. dollar value of CDN$3,000,000,000 based on an exchange rate of US$1.00 = CDN$1.2712, the Bank of Canada closing exchange rate on July 7, 2015.
(5)	Previously paid.

The Registrant hereby amends this registration statement on Form F-10 (this “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the U.S. Securities and Exchange Commission (the “Commission”), acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

I-1

This short form base shelf prospectus has been filed under legislation in each of the provinces of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities in these jurisdictions.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Secretary of Concordia Healthcare Corp. at 277 Lakeshore Rd. East, Suite 302, Oakville, Ontario, L6J 1H9, telephone (905) 842-5150, and are also available electronically at www.sedar.com.

SHORT FORM BASE SHELF PROSPECTUS

New Issue	July 16, 2015

CONCORDIA HEALTHCARE CORP.

$3,000,000,000

Common Shares

Preferred Shares

Warrants

Subscription Receipts

Debt Securities

Units

Concordia Healthcare Corp. (the “Corporation” or “Concordia”) may offer and sell from time to time its common shares (“Common Shares”), preferred shares (“Preferred Shares”), warrants (“Warrants”) to purchase any of the other securities that are described in this short form base shelf prospectus (the “Prospectus”), subscription receipts (“Subscription Receipts”), debt securities (“Debt Securities”), units (“Units”) comprised of one or more of any of the other securities that are described in this Prospectus, or any combination of such securities (all of the foregoing collectively, the “Securities” and individually, a “Security”) for up to an aggregate offering price of $3,000,000,000, in one or more transactions during the 25-month period that this Prospectus, including any amendments hereto, remains effective.

The Corporation will provide the specific terms of any offering of Securities, including the specific terms of the Securities with respect to a particular offering and the terms of such offering, in one or more prospectus supplements (each a “Prospectus Supplement”) to this Prospectus. The Securities may be offered separately or together or in any combination, and as separate series. An investor should read this Prospectus and the applicable Prospectus Supplement carefully before investing in any Securities.

All dollar amounts in this Prospectus refer to Canadian dollars, unless otherwise indicated. See “Currency Presentation and Exchange Rate Information”.

If required by applicable law, when Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters described in this Prospectus.

All information permitted under applicable securities laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. For the purposes of applicable securities laws, each Prospectus Supplement will be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which that Prospectus Supplement pertains.

The Corporation may sell Securities directly to investors, or through agents, underwriters or dealers it selects. If the Corporation uses agents, underwriters or dealers to sell the Securities, it will name them and describe their compensation in a Prospectus Supplement. The net proceeds that the Corporation expects to receive from an offering of Securities will be described in the Prospectus Supplement relating to that offering.

The Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “CXR”. On July 15, 2015, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX was $103.00. In addition, the Common Shares are listed on the NASDAQ Global Select Market® (“NASDAQ”) under the symbol “CXRX”. On July 15, 2015, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the NASDAQ was US$79.50. The applicable Prospectus Supplement will contain information, where applicable, with respect to any listing on the TSX or any other securities exchange of the Securities distributed under that Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, Securities other than Common Shares will not be listed on any securities exchange. There is currently no market through which such Securities may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus and the Prospectus Supplement relating to such Securities. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors”.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This offering is made by a foreign issuer that is permitted, under a multi-jurisdictional disclosure system (“MJDS”) adopted by the United States of America, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. The Corporation prepares its financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). Thus, the Corporation’s financial statements may not be comparable to the financial statements of U.S. companies.

Purchasers of Securities should be aware that the acquisition of Securities may have tax consequences both in the United States and in Canada. Such consequences for purchasers who are resident in the United States may not be described fully herein. Purchasers of Securities should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Corporation is incorporated under the laws of the Province of Ontario, Canada, that most of its officers and directors are residents of Canada, that some of the experts named in this Prospectus are residents of Canada, and that all or a substantial portion of the assets of the Corporation and said persons are located outside the United States.

An investment in Securities involves significant risks that should be carefully considered by prospective investors before purchasing Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, should be carefully reviewed and considered by prospective investors in connection with any investment in Securities. See “Cautionary Note Regarding Forward-Looking Information” and “Risk Factors”.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

Keiter, Certified Public Accountants, auditor of certain financial statements in respect of Donnatal® contained in the business acquisition report of the Corporation dated June 9, 2014, incorporated by reference herein, is incorporated, continued, or otherwise organized under the laws of a foreign jurisdiction. Crowe Horwath LLP, auditor of certain financial statements in respect of the Covis Portfolio (as hereinafter defined) contained in the business acquisition report of the Corporation dated July 3, 2015, incorporated by reference herein, is incorporated, continued, or otherwise organized under the laws of a foreign jurisdiction. Edward Borkowski and Rochelle Fuhrmann reside outside of Canada. Each of Mr. Borkowski and Ms. Fuhrmann has appointed the Corporation as his or her agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgements obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process in Canada.

The registered and head office of the Corporation is located at 277 Lakeshore Rd. East, Suite 302, Oakville, Ontario, L6J 1H9. The Corporation’s records office is located at 333 Bay St., Suite 2400, Toronto, Ontario M56 2T6.

ii

ABOUT THIS SHORT FORM PROSPECTUS

Explanatory Notes

In this Prospectus, the Corporation and its subsidiaries are collectively referred to as the “Corporation” or “Concordia”, unless the context otherwise requires. The Corporation has not authorized anyone to provide readers with information different from that contained in this Prospectus or in any free writing prospectus prepared by the Corporation. The Corporation takes no responsibility for, and can provide no assurance as to the reliability of any other information that others may give readers of this Prospectus. The Corporation is not making an offer of Securities in any jurisdiction where the offer is not permitted.

Readers should not assume that the information contained or incorporated by reference in this Prospectus is accurate as of any date other than the date of this Prospectus or the respective dates of the documents incorporated by reference herein, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates. The business, financial condition, results of operations and prospects of the Corporation may have changed since those dates.

This Prospectus shall not be used by anyone for any purpose other than in connection with an offering of Securities as described in one or more Prospectus Supplements. The Corporation does not undertake to update the information contained or incorporated by reference herein, including any Prospectus Supplement, except as required by applicable securities laws. Information contained on, or otherwise accessed through, the website of the Corporation, www.concordiarx.com, shall not be deemed to be a part of this Prospectus and such information is not incorporated by reference herein.

Trademarks

This Prospectus, or documents incorporated by reference herein, include trademarks which are protected under applicable intellectual property laws and are the property of the Corporation or its affiliates or its licensors. Solely for convenience, the trademarks of the Corporation, its affiliates and/or its licensors referred to in this Prospectus, or documents incorporated by reference herein, may appear with or without the ® or ™ symbol, but such references or the absence thereof are not intended to indicate, in any way, that the Corporation, its affiliates or its licensors will not assert, to the fullest extent under applicable law, their respective rights or the right of the applicable licensor to these trademarks. Any other trademarks used in this Prospectus, or documents incorporated by reference herein, are the property of their respective owners.

Market Data

This Prospectus, or documents incorporated by reference herein, contains statistical data, market research and industry forecasts that were obtained, unless otherwise indicated, from independent industry and government publications and reports or based on estimates derived from such publications and reports and management’s knowledge of, and experience in, the markets in which the Corporation operates. Industry and government publications and reports generally indicate that they have obtained their information from sources believed to be reliable, but do not guarantee the accuracy and completeness of their information. While the Corporation believes this data to be reliable, market and industry data is subject to variation and cannot be verified due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. The Corporation has not independently verified the accuracy or completeness of any such information contained or incorporated by reference herein. In addition, projections, assumptions and estimates of the Corporation’s future performance and the future performance of the industry in which the Corporation operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the heading “Risk Factors” in this Prospectus and under the heading “Risk Factors” in the AIF (as hereinafter defined).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

Certain statements contained in this Prospectus, or in documents incorporated by reference herein, constitute “forward-looking information” within the meaning of applicable Canadian provincial securities laws (“forward-looking statements”), which are based upon the Corporation’s current internal expectations, estimates, projections, assumptions, opinions and beliefs. Statements concerning the Corporation’s objectives, goals, strategies, intentions, plans, beliefs, expectations and estimates, and the business, operations, future financial performance and condition of the Corporation are forward-looking statements. The words “believe”, “expect”, “anticipate”, “estimate”, “intend”, “may”, “will”, “would” and similar expressions and the negative and grammatical variations of such expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in the forward-looking statements. In addition, this Prospectus, or the documents incorporated by reference herein, may contain forward-looking statements attributed to third-party industry sources.

By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts and projections that constitute forward-looking statements will not occur. Such forward-looking statements in this Prospectus, or in documents incorporated by reference herein, speak only as of the date of such document. Forward-looking statements in this Prospectus, or in documents incorporated by reference herein, include, but are not limited to, statements with respect to:

•	the proposed changes to management of the Corporation;

•	the proposed settlement agreement with the FTC (as hereinafter defined);

•	the use of net proceeds of any offering of Securities;

•	the performance of the Corporation’s business and operations;

•	the Corporation’s capital expenditure programs;

•	the future development of the Corporation, its growth strategy and the timing thereof;

•	the acquisition strategy of the Corporation;

•	the completion and timing of any offering of Securities and the entering into of documentation in respect thereof;

•	the future contractual obligations of the Corporation;

•	the Corporation’s future liquidity and financial capacity;

•	the supply and demand for pharmaceutical products and services similar to the Corporation’s products and services;

•	cost and reimbursement for the Corporation’s products;

•	the Corporation’s ability to raise capital;

•	the Corporation’s treatment under government regulatory and taxation regimes;

•	the Corporation’s net sales of all or any one of the Corporation’s legacy pharmaceutical products, orphan drugs and other products; and

•	sales relating to the specialty healthcare distribution (SHD) division.

With respect to the forward-looking statements contained in this Prospectus, or in documents incorporated by reference herein, the Corporation has made assumptions regarding, among other things:

•	the ability of the Corporation to comply with its contractual obligations, including, without limitation, its obligations under debt arrangements;

•	the successful licensing of products to third parties to market and distribute such products on terms favorable to the Corporation;

•	the ability of the Corporation to maintain key strategic alliances, out licensing and partnering arrangements, now and in the future;

•	the general regulatory environment in which the Corporation operates, including the areas of taxation, environmental protection, consumer safety and health regulation;

•	the timely receipt of any required regulatory approvals;

•	the general economic, financial, market and political conditions impacting the industry in which the Corporation operates;

•	the tax treatment of the Corporation and its subsidiaries;

•	the materiality of legal proceedings;

•	the ability of the Corporation to sustain or increase profitability, fund its operations and/or raise additional capital to fund future acquisitions;

•	the ability of the Corporation to acquire any necessary technology, products or businesses and effectively integrate such acquisitions;

•	the development and clinical testing of products under development;

•	the ability of the Corporation to obtain necessary approvals for commercialization of the Corporation’s products from the United States Food and Drug Administration (“FDA”) or other regulatory authorities;

•	currency exchange and interest rates;

•	reliance on third party contract manufacturers to manufacture the Corporation’s products on favourable terms;

•	the ability of the Corporation to generate sufficient cash flow from operations and to access existing and proposed credit facilities and the capital markets to meet its future obligations on acceptable terms;

•	the availability of raw materials and finished products necessary for the Corporation’s products;

•	the impact of increasing competition;

•	the ability of the Corporation to obtain and retain qualified staff, equipment and services in a timely and efficient manner;

•	the ability of the Corporation to maintain and enforce the protection afforded by any patents or other intellectual property rights;

•	the ability of the Corporation to conduct operations in a safe, efficient and effective manner;

•	the results of continuing and future safety and efficacy studies by industry and government agencies related to the Corporation’s products; and

•	the ability of the Corporation to successfully market its products and services.

Forward-looking statements contained in this Prospectus, or in documents incorporated by reference herein, are based on the key assumptions described herein or therein. The reader is cautioned that such assumptions, although considered reasonable by the Corporation, may prove to be incorrect. Actual results achieved during the forecast period will vary from the information provided in this Prospectus, or in documents incorporated by reference herein, as a result of numerous known and unknown risks and uncertainties and other factors. The Corporation cannot guarantee future results. Moreover, neither the Corporation nor any other person assumes responsibility for the accuracy or completeness of the forward-looking statements contained herein.

Some of the risks and other factors which could cause actual results to differ materially from those expressed in the forward-looking statements contained in this Prospectus, or in documents incorporated by reference herein, include, but are not limited to, the risk factors included under the heading “Risk Factors” in this Prospectus and under the heading “Risk Factors” in the AIF.

Forward-looking statements contained in this Prospectus, or in documents incorporated by reference herein, are based on management’s current plans, expectations, estimates, projections, beliefs and opinions and the assumptions relating to those plans, expectations, estimates, projections, beliefs and opinions may change. Management of the Corporation has included the above summary of assumptions and risks related to forward-looking statements included in this Prospectus, or in documents incorporated by reference herein, for the purpose of assisting the reader in understanding management’s current views regarding those future outcomes. Readers are cautioned that this information may not be appropriate for other purposes. Readers are cautioned that the lists of assumptions and risk factors contained herein are not exhaustive. Some of these and other risk factors are discussed in greater detail under the heading “Risk Factors” in the AIF. Additional information regarding these and other risk factors included in the Corporation’s public filings with the securities commissions or similar authorities in each of the provinces of Canada can be found through the System for Electronic Document Analysis and Retrieval (“SEDAR”) on the Corporation’s profile at www.sedar.com.

Such forward-looking statements are made as of the date of this Prospectus, or in the case of any documents incorporated by reference herein, as of the dates of such documents. The forward-looking statements contained in the Prospectus represent the Corporation’s views only as of such date. The Corporation disclaims any intention or obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or results or otherwise, other than as required by applicable Canadian securities laws.

All of the forward-looking statements made in this Prospectus are expressly qualified by these cautionary statements and other cautionary statements or factors contained or incorporated by reference herein, and there can be no assurances that the actual results or developments will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Corporation.

AVAILABLE INFORMATION

Concordia is subject to the informational reporting requirements of the United States Securities Exchange Act of 1934 (the “Exchange Act”) as the Common Shares are registered under Section 12(b) of the Exchange Act. Accordingly, the Corporation is required to publicly file reports and other information with the SEC. Under the MJDS, the Corporation is permitted to prepare such reports and other information in accordance with Canadian disclosure requirements, which are different from United States disclosure requirements. As a foreign private issuer, the Corporation is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Corporation’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Reports and other information concerning the Corporation can be inspected and copied at the public reference facilities maintained by the SEC at: 100 F. Street, N.E., Washington, D.C. 20549. Copies of these materials can be obtained from the Public Reference section of the SEC at 100 F Street, N.E., Washington, D.C. at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Certain of the Corporation’s filings are also electronically available from the SEC’s Electronic Document Gathering and Retrieval System (“EDGAR”), and which may be accessed at www.sec.gov.

The Corporation has filed with the SEC a registration statement on Form F-10 under the Securities Act of 1933 (as amended, the “U.S. Securities Act”) with respect to the Securities. This Prospectus, including the documents incorporated by reference in this Prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement, certain parts of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to the Corporation and the Securities, reference is made to the registration statement and the exhibits thereto. The registration statement can be found on EDGAR at www.sec.gov.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

All references to “$” in this Prospectus refer to Canadian dollars and all references to “US$” are to United States dollars, unless otherwise indicated. The following table reflects the low and high rates of exchange during the periods noted, the rates of exchange at the end of such periods and the average noon spot rates of exchange during such periods, for one United States dollar expressed in Canadian dollars, based on the Bank of Canada noon spot rate of exchange.

	Three months ended March 31, 2015	Year ended December 31,
		2014	2013
High for the period	1.2803	1.1643	1.0697
Low for the period	1.1728	1.0614	0.9839
Rate at the end of the period	1.2683	1.1601	1.0636
Average noon spot rate for the period	1.2412	1.1047	1.0301

On July 15, 2015, the Bank of Canada noon rate of exchange was US$1.00 = $1.2937.

NON-IFRS FINANCIAL MEASURES

The Q1 MD&A and the 2014 MD&A (each as defined below and incorporated by reference herein) each contain references to certain financial measures that are not recognized under IFRS. Management uses non-IFRS financial measures such as EBITDA, Adjusted EBITDA and Adjusted EPS to provide investors with a supplemental measure of the Corporation’s operating performance and thus highlight trends in the Corporation’s core business that may not otherwise be apparent when relying solely on IFRS financial measures. Management also believes that securities analysts, investors and other interested parties frequently use non-IFRS financial measures in the evaluation of issuers. Management also uses non-IFRS financial measures in order to facilitate operating performance comparisons from period to period, prepare annual operating budgets, and to assess its ability to meet future debt service, capital expenditure, and working capital requirements. Non-IFRS financial measures do not have standardized meanings and are unlikely to be comparable to any similar measures presented by other companies.

Definitions of non-IFRS financial measures and a reconciliation of non-IFRS to IFRS financial measures related to the Corporation can be found under the heading “Non IFRS Financial Measures” in each of the Q1 MD&A and the 2014 MD&A.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar authorities in each of the provinces of Canada and with the SEC. Copies of the documents incorporated by reference herein may be obtained on request without charge from the Secretary of the Corporation at 277 Lakeshore Rd. East, Suite 302, Oakville, Ontario, L6J 1H9, telephone (905) 842-5150, and are also available electronically at www.sedar.com. The filings of the Corporation through SEDAR are not incorporated by reference in this Prospectus except as specifically set out herein.

The information incorporated by reference is considered part of this Prospectus, and information filed with the securities commission or similar authorities in each of the provinces of Canada subsequent to this Prospectus and prior to the termination of a particular offering of Securities referred to in any Prospectus Supplement will be deemed to update and, if applicable, supersede this information. Except as may be set forth in a Prospectus Supplement, the following documents, filed by the Corporation with the securities commissions or similar authorities in each of the provinces of Canada, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a)	annual information form of the Corporation for the year ended December 31, 2014 dated March 19, 2015 (“AIF”);

(b)	audited consolidated financial statements of the Corporation as at and for the year ended December 31, 2014, together with the notes thereto and the auditor’s report thereon;

(c)	management’s discussion and analysis of financial condition and result of operations of the Corporation for the year ended December 31, 2014 (the “2014 MD&A”);

(d)	unaudited condensed interim consolidated financial statements of the Corporation as at and for the three-month period ended March 31, 2015, together with the notes thereto;

(e)	management’s discussion and analysis of financial condition and result of operations of the Corporation for the three-month period ended March 31, 2015 (the “Q1 MD&A”);

(f)	business acquisition report of the Corporation dated June 9, 2014 relating to the acquisition of Donnatal®;

(g)	business acquisition report of the Corporation dated December 12, 2014 relating to the acquisition of Zonegran®;

(h)	business acquisition report of the Corporation dated July 3, 2015 relating to the Covis Acquisition (as hereinafter defined);

(i)	management information circular of the Corporation dated May 25, 2015 relating to the Meeting (as hereinafter defined);

(j)	material change report of the Corporation dated March 16, 2015 relating to the announcement of the Covis Acquisition;

(k)	material change report of the Corporation dated March 17, 2015 relating to the announcement of the Equity Offering (as hereinafter defined);

(l)	material change report of the Corporation dated April 14, 2015 relating to the announcement and pricing of the Note Offering (as hereinafter defined); and

(m)	material change report of the Corporation dated May 1, 2015 relating to the closing of the Covis Acquisition and the Note Offering, the conversion of the Equity Offering Subscription Receipts (as hereinafter defined) into Common Shares and the entering into of the Bank Facilities (as hereinafter defined).

Any document of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101 – Prospectus Distributions (excluding confidential material change reports), if filed by the Corporation with a securities commission or similar regulatory authority in Canada after the date of this Prospectus and all Prospectus Supplements (only in respect of the offering of Securities to which that particular Prospectus Supplement relates) disclosing additional or updated information including the documents incorporated by reference therein, filed pursuant to the requirements of applicable securities legislation in Canada and during the period that this Prospectus is effective, shall be deemed to be incorporated by reference in this Prospectus. In addition, all documents filed on Form 6-K or Form 40-F by the Corporation with the SEC on or after the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus and the registration statement on Form F-10 of which this Prospectus forms a part, if and to the extent expressly provided in such document. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Corporation and the readers should review all information contained in this Prospectus, the applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein and therein.

Upon a new annual information form and annual consolidated financial statements being filed by the Corporation with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements and in each case the accompanying management’s discussion and analysis of financial condition and results of operations, and material change reports, filed prior to the commencement of the financial year of the Corporation in which the new annual information form is filed shall be deemed to no longer be incorporated into this Prospectus for purpose of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations being filed by the Corporation with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all interim consolidated financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations filed prior to such new interim consolidated financial statements and management’s discussion and analysis of financial condition and results of operations shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual meeting of shareholders being filed by the Corporation with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

A Prospectus Supplement containing the specific terms of an offering of Securities and other information relating to the Securities will be delivered to prospective purchasers of such Securities, together with this Prospectus, and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement but only for the purpose of the offering of the Securities covered by that Prospectus Supplement.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies, replaces or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document or statement that it modifies or supersedes.

The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

CONCORDIA HEALTHCARE CORP.

Name, Address and Incorporation

Concordia Healthcare Corp. was incorporated pursuant to the provisions of the Business Corporations Act (Ontario) on January 20, 2010, under the name “Mercari Acquisition Corp.”. The Corporation completed its initial public offering on May 6, 2010, and was listed on the TSX Venture Exchange (“TSX-V”) as a capital pool company and subsequently on the NEX board of the TSX-V. On December 18, 2013, and prior to the completion of its qualifying transaction, the Corporation changed its name to “Concordia Healthcare Corp.” and completed a consolidation of its share capital on a basis of one post-consolidation Common Share for every 48.08 common shares existing immediately before the consolidation. The Corporation completed its qualifying transaction pursuant to the policies of the TSX-V by way of a reverse takeover of the Corporation by the shareholders of Concordia Healthcare Inc. on December 20, 2013. The Common Shares were delisted from the NEX and relisted for trading on the TSX under the symbol “CXR” on December 24, 2013. On June 29, 2015, the Common Shares were listed on the NASDAQ, under the trading symbol “CXRX”.

Concordia is a reporting issuer or the equivalent in all provinces of Canada and a foreign private issuer as defined in Rule 3b-4 under the Exchange Act in the United States, eligible to file disclosure documents pursuant to the MJDS adopted and implemented by securities regulatory authorities in the United States and Canada.

The registered and head office of the Corporation is located at 277 Lakeshore Rd. East, Suite 302, Oakville, Ontario, L6J 1H9. The Corporation’s records office is located at 333 Bay St., Suite 2400, Toronto, Ontario M56 2T6.

Intercorporate Relationships

The Corporation’s business is carried on through its various subsidiaries. The following chart illustrates, as at July 15, 2015, the Corporation’s subsidiaries, including their respective jurisdiction of incorporation and percentage of voting securities in each that are held by the Corporation either directly or indirectly:

Note:

(1)	On April 27, 2015, Concordia Healthcare Corp. transferred all shares held by it in Concordia Pharmaceuticals Inc. to Concordia Healthcare Inc.
(2)	Pinnacle Biologics, Inc. has a dormant subsidiary existing under the laws of India, Pinnacle Biopharma India Private Limited.

General Description of the Business

Concordia is a diverse healthcare company focused on legacy pharmaceutical products and orphan drugs. Concordia’s legacy pharmaceutical division, Concordia Pharmaceuticals Inc. (“CPI”), consists of a portfolio of branded products and authorized generic contracts, including branded products such as Nilandron®, for the treatment of metastatic prostate cancer; Dibenzyline®, for the treatment of pheochromocytoma; Lanoxin®, for the treatment of mild-to-moderate heart failure and atrial fibrillation; Plaquenil®, for the treatment of lupus and rheumatoid arthritis; Donnatal® for the treatment of irritable bowel syndrome; and Zonegran® (zonisamide) for treatment of partial seizures in adults with epilepsy. Concordia’s orphan drugs division, Concordia Laboratories Inc., owns Photofrin®. Photofrin® is marketed by Pinnacle Biologics, Inc. in the United States.

Concordia operates out of facilities in Oakville, Ontario; Bridgetown, Barbados; Roanoke, Virginia and has a specialty healthcare distribution division that operates out of Kansas City, Missouri. Pinnacle Biologics, Inc. is located in Chicago, Illinois.

Concordia focuses on the acquisition and sale of legacy pharmaceutical products through its Legacy Pharmaceutical Division and the acquisition and/or development of orphan drugs through its Orphan Drug Division. The cash flow generated from the sale of legacy pharmaceutical products is used to fund operations and is also intended to fund the expansion of indications for orphan drugs. In addition, through its registered pharmacy operation, the Corporation’s Specialty Healthcare Distribution Division provides a distribution capability for specialty pharmaceutical products and orphan drugs once acquired and/or developed. These three divisions are identified as reportable segments under IFRS for the purposes of disclosure in the Corporation’s financial statements and the Corporation’s accounting records are kept in accordance with IFRS. The Corporation’s fiscal year end is December 31.

Recent Developments

Covis Acquisition

On April 21, 2015, Concordia completed its acquisition of 18 products (the “Covis Portfolio”), being comprised of 12 branded products and five authorized generic contracts and a product distributed by a third party in Australia pursuant to the terms of a distribution agreement, from Covis Pharma S.à.r.l and Covis Injectables, S.à.r.l (collectively, “Covis”) for US$1.2 billion in cash (the “Covis Acquisition”).

The Covis Portfolio includes branded pharmaceuticals, injectables and authorized generics that address life threatening and other serious medical conditions in various therapeutic areas including cardiovascular, central nervous system, oncology and acute care markets. Key products acquired from Covis include: Nilandron®, for the treatment of metastatic prostate cancer; Dibenzyline®, for the treatment of pheochromocytoma; Lanoxin®, for the treatment of mild-to-moderate heart failure and atrial fibrillation; and, Plaquenil® for the treatment of lupus and rheumatoid arthritis. Almost all of Covis’ net sales for the year ended December 31, 2014 were generated in the United States.

The Corporation paid for the Covis Acquisition through a mix of equity, senior notes and bank facilities as described below.

Equity Offering

On April 8, 2015, Concordia closed a short form prospectus offering (the “Equity Offering”), on a “bought deal” basis, of 4,329,428 subscription receipts (the “Equity Offering Subscription Receipts”) of the Corporation, which included the exercise by the underwriters of an over-allotment option of 15%, for aggregate gross proceeds to the Corporation of $368,001,380. The Equity Offering was completed at a price per Equity Offering Subscription Receipt of $85.00 by a syndicate of underwriters led by RBC Capital Markets, as sole bookrunner and co-lead manager, and including GMP Securities L.P., as co-lead manager, and TD Securities Inc. Upon closing of the Covis Acquisition, each holder of Equity Offering Subscription Receipts automatically received, without payment of additional consideration or further action, one Common Share in exchange for each Equity Offering Subscription Receipt held.

The net proceeds of the Equity Offering were used to partially fund: (i) the purchase price for the Covis Acquisition; and (ii) the fees and expenses incurred in connection with the Covis Acquisition.

Senior Notes due 2023

In connection with the Covis Acquisition, on April 21, 2015 Concordia closed a private offering (the “Note Offering”) of US$735,000,000 of 7.00% Senior Notes due 2023 (the “Notes”) issued pursuant to an indenture (the “Note Indenture”). The Notes were priced at an issue price of 100.00% of their face amount to yield 7.00%. The Notes were offered and sold to qualified institutional buyers pursuant to Rule 144A under the U.S. Securities Act, and to certain non-U.S. persons, including persons resident in Canada, in accordance with Regulation S under the U.S. Securities Act and other applicable securities laws.

The net proceeds of the offering of the Notes were used to partially fund: (i) the purchase price for the Covis Acquisition; and (ii) the fees and expenses incurred in connection with the Covis Acquisition.

Bank Facilities

Concurrent with the closing of the Covis Acquisition, Concordia entered into a credit agreement (“Credit Agreement”) dated April 21, 2015, by and among the Corporation, certain of the Corporation’s subsidiaries, the Royal Bank of Canada, Morgan Stanley Senior Funding, Inc., TD Securities (USA) LLC, GE Capital Markets, Inc., Fifth Third Bank and certain lenders party thereto (collectively, the “Lenders”). Pursuant to the terms of the Credit Agreement, the Lenders agreed to provide senior secured credit facilities to the Corporation in an aggregate principal amount of up to US$700 million comprising: (i) a senior secured revolving credit facility (the “Revolving Facility”) in an aggregate principal amount of up to US$125 million; and (ii) a senior secured term loan facility (the “Term Facility”) in an aggregate principal amount of US$575 million (together, the “Bank Facilities”). All obligations of the Corporation under the Bank Facilities are guaranteed by all material subsidiaries of the Corporation and are secured by first priority (subject to permitted liens) perfected security interests in the assets of the Corporation and the assets of and equity interests in its material subsidiaries. The Term Facility will mature on the seventh anniversary of the Covis Acquisition date (unless extended by the lenders under the Term Facility) and the Revolving Facility will mature on the fifth anniversary of the Covis Acquisition date (unless extended by the lenders under the Revolving Facility).

The funds made available to the Corporation under the Term Facility were used to partially fund: (i) the purchase price for the Covis Acquisition; (ii) the fees and expenses incurred in connection with the Covis Acquisition; and (iii) the repayment and retirement of the Corporation’s outstanding debt issued pursuant to the terms and provisions of the amended and restated senior secured credit facility with GE Capital Canada Finance Inc. and a syndicate of lenders dated September 30, 2014. All security interests in the assets of the Corporation and guarantees given in connection therewith by the subsidiaries of the Corporation in favour of GE Capital Canada Finance Inc. were discharged and released.

Update on PDT with Photofrin®

On May 7, 2015, Concordia provided a clinical update on its orphan drug development program with Photodynamic Therapy (PDT) with Photofrin® (porfimer sodium), a drug-device combination therapy.

Due to its ability to target cancer cells, PDT with Photofrin® is being studied in a range of hard-to-treat, hard-to-reach cancers including adult and pediatric brain cancer, mesothelioma and cholangiocarcinoma (bile duct cancer).

Researchers at the Medical College of Wisconsin (MCW) are currently initiating a Phase 2 study of PDT with Photofrin® in adults with recurrent high-grade gliomas, a diverse group of tumors of the brain and spinal cord that grow quickly and have the ability to spread through the brain aggressively making them very difficult to treat.

Changes to the Board of Directors and Management Team

On May 25, 2015, Concordia announced several key changes to the Corporation’s board of directors (the “Board”) and management team.

Board of Directors

Both Mr. Ronald Schmeichel and Mr. John Huss did not stand for re-election at the Corporation’s annual general meeting of shareholders that took place on June 25, 2015 (the “Meeting”). In their place, Mr. Edward Borkowski and Ms. Rochelle Fuhrmann have been elected as directors of the Corporation, effective June 25, 2015.

Mr. Borkowski has over 15 years of experience in executive financial positions in the pharmaceutical sector, and is currently the Chief Financial Officer of Amerigen Pharmaceuticals. Prior to joining Amerigen Pharmaceuticals, Mr. Borkowski held several executive level finance positions with various entities, notably as the Chief Financial Officer and Executive Vice President of Mylan N.V. Mr. Borkowski has an MBA in accounting from Rutgers University and a degree in Economics and Political Science from Allegheny College.

Ms. Fuhrmann has over 20 years of broad financial experience and is currently the Chief Financial Officer, Life Sciences of Becton, Dickinson and Company was previously the Chief Financial Officer of Amneal Pharmaceuticals LLC. Prior to joining Amneal, Ms. Fuhrmann was Senior Vice President, Finance at Warner Chilcott plc, a specialty pharmaceuticals company, prior to its acquisition by Actavis, Inc. in 2013. She spent the early part of her career in telecommunications and public accounting having held various positions at AT&T and Coopers and Lybrand LLC (now PricewaterhouseCoopers LLP). Ms. Fuhrmann earned her certified public accountant designation (inactive) in 1996 and has a B.Sc. degree in accounting from the University of Rhode Island.

Effective upon conclusion of the Meeting, Mr. Thompson replaced Mr. Schmeichel as the Chairman of the Board and Jordan Kupinsky became Lead Independent Director of the Board.

Management Team

Effective May 25, 2015, Mr. Adrian de Saldanha was appointed the Chief Financial Officer of the Corporation. In his role as Chief Financial Officer, Mr. de Saldanha has succeeded Mr. Leith Tessy.

Mr. de Saldanha is a Chartered Professional Accountant (CPA, CA) with extensive experience as a senior finance executive in roles covering a variety of industries. Most recently Mr. de Saldanha was Chief Financial Officer at Syncordia Technologies and Healthcare Solutions, Inc., previous to which he was a Managing Vice President at OMERS Strategic Investments where his responsibilities included management of investments in entities involved in aviation, engineering and industrial services. Mr. de Saldanha also spent over seven years at Biovail Corporation (now Valeant Pharmaceuticals) in a number of senior finance roles including Interim Chief Financial Officer, Vice President Finance & Treasurer, Vice President Manufacturing Finance as well as Vice President, Controller at Biovail Pharmaceuticals Canada. Before joining Biovail, Mr. de Saldanha spent eight years at Molson Inc. in a number of progressively senior finance positions.

In addition, effective upon conclusion of the Meeting, Mr. Thompson relinquished his role as President of the Corporation and Mr. Wayne Kreppner was promoted to the role of President, in addition to his role as Chief Operating Officer of the Corporation.

Mr. Arijit Mookerjee is expected to join CPI, the Corporation’s Barbados subsidiary, upon receipt of a work permit to work in Barbados. Mr. Mookerjee was a consultant for SMEC International Pty Limited, an Audit Director with PricewaterhouseCoopers LLP, and acted as the Group Financial Controller with Cordlife Limited a healthcare and stem-cell biotechnology firm.

Change of Auditor

Collins Barrow Toronto LLP, Chartered Accountants were not proposed for re-appointment as auditor of the Corporation at the Meeting. At the Meeting, Concordia’s shareholders approved the appointment of PricewaterhouseCoopers LLP, as auditor of the Corporation. Effective upon conclusion of the Meeting, the Corporation’s auditor is PricewaterhouseCoopers LLP.

FTC Consent Decree

Pharmaceutical companies in the United States have faced lawsuits and investigations pertaining to violations of antitrust and competition laws. The Corporation’s drug products could be subject to antitrust or competition law challenge that, if successful, could affect the Corporation’s ability to set prices for its drug products or enter into agreements with respect thereto. A successful antitrust or competition law challenge against the Corporation could result in the imposition of significant fines by one or more authorities, and/or in decisions preventing the Corporation from further expanding its business, and/or third parties (such as competitors and customers) initiating civil litigation claiming damages caused by anticompetitive practices. A violation of any such law could result in civil penalties, the implementation of mitigation measures, significant capital expenditures or require changes in the Corporation’s business practices, which could have a material adverse effect on the Corporation’s business, financial condition and results of operations.

On February 9, 2015, Concordia and its subsidiary, CPI, received a civil investigative demand (“CID”) from the United States Federal Trade Commission (“FTC”) regarding its attention deficit hyperactivity disorder product Kapvay®. The CID is a request for documents and information relating to CPI’s agreements with Par Pharmaceutical, Inc. (“Par”) with respect to Kapvay® (the “Par Agreements”).

While Concordia maintains that the Par Agreements are lawful, it has negotiated the terms of a proposed settlement agreement with the FTC and expects to settle the FTC investigation. The proposed agreement with the FTC does not constitute an admission by Concordia that it has violated the law. Under the terms of the proposed settlement agreement, Concordia will be prohibited from enforcing the provision of the Par Agreements which entitle Concordia to a royalty payment corresponding to Par’s sales of generic Kapvay® and from entering any future agreement with a generic company that would prevent the marketing of an authorized generic version of a branded drug after all patents have expired on the drug.

Concordia will also be subject to standard antitrust compliance and reporting requirements. The proposed settlement agreement is subject to initial acceptance by the FTC, publication of the settlement’s terms and a 30-day public comment period, and final acceptance by the FTC.

On December 5, 2014, Covis received a subpoena from the U.S. Department of Justice, Antitrust Division, requesting certain documents relating to its product Lanoxin®. Pursuant to the purchase agreement for the Covis Portfolio, the Corporation did not assume liabilities associated with any potential action arising in connection therewith and has a right to indemnification, under certain circumstances and subject to certain limits as set out in the asset purchase agreement with respect to the Covis Acquisition, for losses directly arising from any such action. However, to the extent market or regulatory conditions require the Corporation to alter its pricing of Lanoxin®, it could have a material adverse effect on the Corporation’s business, financial condition and results of operations.

U.S. Listing

On June 1, 2015, Concordia filed an application to list the Common Shares on the NASDAQ, and filed the requisite registration documentation with the SEC. On June 18, 2015, NASDAQ approved the listing of the Common Shares, and trading of the Common Shares commenced on June 29, 2015.

CONSOLIDATED CAPITALIZATION

The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Corporation that will result from the issuance of Securities pursuant to such Prospectus Supplement.

There have been no material changes to the Corporation’s share and loan capitalization on a consolidated basis since March 31, 2015, except as set forth under the sections entitled “Concordia Healthcare Corp. – Recent Developments – Equity Offering”, “Concordia Healthcare Corp. – Recent Developments – Senior Notes due 2023” and “Concordia Healthcare Corp. – Recent Developments – Bank Facilities”.

PLAN OF DISTRIBUTION

The Corporation may offer and sell Securities directly to one or more purchasers, through agents, or through underwriters or dealers designated by the Corporation from time to time. The Corporation may distribute the Securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to prevailing market prices or at negotiated prices. A description of such pricing will be disclosed in the applicable Prospectus Supplement. The Corporation may offer Securities in the same offering, or it may offer Securities in separate offerings. A Prospectus Supplement will describe the terms of each specific offering of Securities, including:

•	the terms of the Securities to which the Prospectus Supplement relates, including the type of Security being offered;

•	the name or names of any agents, underwriters or dealers involved in such offering of Securities;

•	the purchase price of the Securities offered thereby and the proceeds to, and the portion of expenses borne by, the Corporation from the sale of such Securities;

•	any agents’ commission, underwriting discounts and other items constituting compensation payable to agents, underwriters or dealers; and

•	any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers.

If underwriters are used in an offering, the Securities offered thereby will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. Securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed upon by the parties and outlined in the applicable Prospectus Supplement and the underwriters will be obligated to purchase all Securities under that offering if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers may be changed from time to time.

The Securities may also be sold: (i) directly by the Corporation at such prices and upon such terms as agreed to by the Corporation and the purchaser of such Securities; or (ii) through agents designated by the Corporation from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Corporation to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent is acting on a “best efforts” basis for the period of its appointment.

The Corporation may agree to pay the underwriters a commission for various services relating to the issue and sale of any Securities offered under any Prospectus Supplement. Agents, underwriters or dealers who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Corporation to indemnification by the Corporation against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

Agents, underwriters or dealers may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in and subject to limitations imposed by and the terms of any regulatory approvals required and obtained under, applicable Canadian securities laws which includes sales made directly on an existing trading market for the Common Shares, or sales made to or through a market maker other than on an exchange. In connection with any offering of Securities, except with respect to “at-the-market” offerings, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter or dealer involved in an “at-the-market” offering, as defined under applicable Canadian securities laws, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

The Corporation may authorize agents or underwriters to solicit offers by eligible institutions to purchase Securities from the Corporation at the public offering price set forth in the applicable Prospectus Supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable Prospectus Supplement.

Each class or series of Securities, other than the Common Shares, will be a new issue of Securities with no established trading market. Subject to applicable laws, any underwriter may make a market in such Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. There may be limited liquidity in the trading market for any such Securities.

USE OF PROCEEDS

The net proceeds to the Corporation from any offering of Securities, the proposed use of those proceeds and the specific business objectives which the Corporation expects to accomplish with such proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities.

There may be circumstances where, on the basis of results obtained or for other sound business reasons, a re-allocation of funds may be necessary or prudent. Accordingly, management of the Corporation will have broad discretion in the application of the proceeds of an offering of Securities. The actual amount that the Corporation spends in connection with each intended use of proceeds may vary significantly from the amounts specified in the applicable Prospectus Supplement and will depend on a number of factors, including those referred to under “Risk Factors” and any other factors set forth in the applicable Prospectus Supplement.

DESCRIPTION OF COMMON SHARES

The authorized capital of the Corporation consists of an unlimited number of Common Shares. As of July 15, 2015, 34,045,243 Common Shares were issued and outstanding. The Corporation may issue Common Shares separately or together, with Preferred Shares, Warrants, Subscription Receipts, Debt Securities or Units or any combination thereof, as the case may be.

There are no special rights or restrictions attached to the Common Shares. The Common Shares rank equally as to all benefits which might accrue to the holders thereof, including the right to receive dividends out of monies of the Corporation properly applicable to the payment of dividends if and when declared by the Board and to participate rateably in the remaining assets of the Corporation in any distribution on a dissolution or winding-up. There are no provisions restricting the issuance of Common Shares or any other material restrictions.

All shareholders are entitled to receive a notice of all meetings of shareholders to be convened by the Corporation. At any general meeting, on a show of hands every shareholder who is present in person or by proxy and entitled to vote has one vote, and on a poll, every shareholder who is entitled to vote has one vote for each Common Share held and may exercise such vote either in person or by proxy.

DESCRIPTION OF PREFERRED SHARES

As of the date of this Prospectus, the Corporation is not authorized to issue Preferred Shares in the capital of the Corporation and, as a result, there are no Preferred Shares of the Corporation issued and outstanding. Any issuance of Preferred Shares by the Corporation would require an amendment to the Corporation’s then-current constating documents, which amendment would require shareholder approval. In the event that such shareholder approval was obtained, and the constating documents were appropriately amended, Preferred Shares may then be issued by the Corporation, separately or together, with Common Shares, Warrants, Subscription Receipts, Debt Securities or Units or any combination thereof, as the case may be. The following describes the general terms that will apply to any Preferred Shares that may be offered by the Corporation pursuant to this Prospectus. The terms and provisions of any Preferred Shares offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of the terms described below.

The specific terms and provisions of the Preferred Shares, and the extent to which the general terms of the Preferred Shares described in this Prospectus apply to those Preferred Shares, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

•	the number of Preferred Shares offered;

•	the price or prices, if any, at which the Preferred Shares will be issued;

•	the manner of determining the offering price(s) (in the event that the offering is not a fixed price distribution);

•	the currency at which the Preferred Shares will be offered;

•	the title and designation of number of shares of the series of Preferred Shares;

•	the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accumulate;

•	any conversion or exchange features or rights;

•	whether the Preferred Shares will be subject to redemption or retraction and the redemption or retraction price and other terms and conditions relative to the redemption or retraction rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights;

•	whether the Preferred Shares will be listed on any securities exchange;

•	whether the Preferred Shares will be issued with any other securities and, if so, the amount and terms of these securities;

•	any minimum or maximum subscription amount;

•	whether the Preferred Shares are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Preferred Shares;

•	material Canadian federal income tax consequences and U.S. federal income tax consequences of owning the Preferred Shares;

•	any other rights, privileges, restrictions and conditions attaching to the Preferred Shares; and

•	any other material terms or conditions of the Preferred Shares.

DESCRIPTION OF WARRANTS

As of the date of this Prospectus, the Corporation has no Warrants outstanding. The Corporation may issue Warrants, separately or together, with Common Shares, Preferred Shares, Subscription Receipts, Debt Securities or Units or any combination thereof, as the case may be. The Warrants will be issued under a separate Warrant agreement or indenture. A copy of the Warrant agreement or indenture relating to an offering of Warrants will be filed by the Corporation with securities regulatory authorities in Canada after it has been entered into by the Corporation. The following describes the general terms that will apply to any Warrants that may be offered by the Corporation pursuant to this Prospectus. The terms and provisions of any Warrants offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of the terms described below.

The specific terms and provisions of the Warrants, and the extent to which the general terms of the Warrants described in this Prospectus apply to those Warrants, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

•	the number of Warrants offered;

•	the price or prices, if any, at which the Warrants will be issued;

•	the manner of determining the offering price(s) (in the event that the offering is not a fixed price distribution);

•	the currency at which the Warrants will be offered and in which the exercise price under the Warrants may be payable;

•	the securities for which the Warrants are exercisable;

•	conditions to the exercise of Warrants into securities, and the consequences of such conditions not being satisfied;

•

the number of securities that may be issued upon the exercise of each Warrant and the price per security or the aggregate principal amount, denominations and terms of the series of debt securities that may be issued upon exercise of the Warrant, and the events or conditions under which the amount of securities may be subject to adjustment;

•	the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;

•	the circumstances, if any, which will cause the Warrants to be deemed to be automatically exercised;

•	if applicable, the identity of the Warrant agent;

•	whether the Warrants will be listed on any securities exchange;

•	whether the Warrants will be issued with any other securities and, if so, the amount and terms of these securities;

•	any minimum or maximum subscription amount;

•	whether the Warrants are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Warrants and the securities to be issued upon exercise of the Warrants;

•	material Canadian federal income tax consequences and U.S. federal income tax consequences of owning the Warrants and the securities to be issued upon exercise of the Warrants;

•	any other rights, privileges, restrictions and conditions attaching to the Warrants and the securities to be issued upon exercise of the Warrants; and

•	any other material terms or conditions of the Warrants and the securities to be issued upon exercise of the Warrants.

Prior to the exercise of any Warrants, holders of such Warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

As of the date of this Prospectus, the Corporation has no Subscription Receipts outstanding. The Corporation may issue Subscription Receipts, separately or together, with Common Shares, Preferred Shares, Warrants, Debt Securities or Units or any combination thereof, as the case may be. The Subscription Receipts will be issued under an agreement or indenture. A copy of the Subscription Receipts agreement or indenture relating to an offering of Subscription Receipts will be filed by the Corporation with securities regulatory authorities in Canada after it has been entered into by the Corporation. The following describes the general terms that will apply to any Subscription Receipts that may be offered by the Corporation pursuant to this Prospectus. The terms and provisions of any Subscription Receipts offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of the terms described below.

The specific terms and provisions of the Subscription Receipts, and the extent to which the general terms of the Subscription Receipts described in this Prospectus apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

•	the number of Subscription Receipts offered;

•	the price or prices, if any, at which the Subscription Receipts will be issued;

•	the manner of determining the offering price(s) (in the event that the offering is not a fixed price distribution);

•	the currency at which the Subscription Receipts will be offered and whether the price is payable in installments;

•	the securities into which the Subscription Receipts may be exchanged;

•	conditions to the exchange of Subscription Receipts into securities and the consequences of such conditions not being satisfied;

•	the number of securities that may be issued upon the exchange of each Subscription Receipt and the price per security or the aggregate principal amount, denominations and terms of the series of debt securities that may be issued upon exchange of the Subscription Receipts, and the events or conditions under which the amount of securities may be subject to adjustment;

•	the dates or periods during which the Subscription Receipts may be exchanged;

•	the circumstances, if any, which will cause the Subscription Receipts to be deemed to be automatically exchanged;

•	provisions applicable to any escrow of the gross or net proceeds from the sale of the Subscription Receipts plus any interest or income earned thereon, and for the release of such proceeds from such escrow;

•	if applicable, the identity of the Subscription Receipt agent;

•	whether the Subscription Receipts will be listed on any securities exchange;

•	whether the Subscription Receipts will be issued with any other securities and, if so, the amount and terms of these securities;

•	any minimum or maximum subscription amount;

•	whether the Subscription Receipts are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Subscription Receipts and the securities to be issued upon exchange of the Subscription Receipts;

•	material Canadian federal income tax consequences and U.S. federal income tax consequences of owning the Subscription Receipts and the securities to be issued upon exchange of the Subscription Receipts;

•	any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts and the securities to be issued upon exchange of the Subscription Receipts; and

•	any other material terms or conditions of the Subscription Receipts and the securities to be issued upon exchange of the Subscription Receipts.

Prior to the exchange of any Subscription Receipts, holders of such Subscription Receipts will not have any of the rights of holders of the securities for which the Subscription Receipts may be exchanged, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF DEBT SECURITIES

The Corporation may issue Debt Securities, separately or together, with Common Shares, Preferred Shares, Warrants, Subscription Receipts or Units or any combination thereof, as the case may be. The Debt Securities will be issued under an indenture with a trustee to be named in a Prospectus Supplement. A form of indenture to be used in connection with offerings of Debt Securities will be filed by the Corporation with the SEC as an exhibit to the registration statement on Form F-10. The following describes the general terms that will apply to any Debt Securities that may be offered by the Corporation pursuant to this Prospectus. The terms and provisions of any Debt Securities offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of the terms described below.

The specific terms and provisions of the Debt Securities, and the extent to which the general terms of the Debt Securities described in this Prospectus apply to those Debt Securities, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

•	the designation, aggregate principal amount and authorized denominations of such Debt Securities;

•	the manner of determining the offering price(s) (in the event that the offering is not a fixed price distribution);

•	the currency or currency units for which the Debt Securities may be purchased and the currency or currency unit in which the principal and any interest is payable;

•	the percentage of the principal amount at which such Debt Securities will be issued;

•	the date or dates on which such Debt Securities will mature;

•	any mandatory or optional redemption provisions applicable to the Debt Securities;

•	any sinking fund or analogous redemption provisions applicable to the Debt Securities;

•	the rate or rates per annum at which such Debt Securities will bear interest (if any), or the method of determination of such rates (if any);

•	the dates on which any such interest will be payable and the record dates for such payments;

•	the form of consideration for payment of any interest and/or principal payments (whether by cash, Common Shares or other securities, or a combination thereof);

•	the trustee under the indenture pursuant to which the Debt Securities are to be issued;

•	the designation and terms of any Debt Securities which will be offered, if any, and the number of Debt Securities that will be offered;

•	any redemption term or terms under which such Debt Securities may be defeased;

•	any exchange or conversion terms;

•	any provisions relating to any security provided for the Debt Securities;

•	event of default provisions contained in the indenture pursuant to which the Debt Securities are to be issued;

•	whether the Debt Securities will be senior or subordinated to other liabilities of the Corporation;

•	if applicable, the identity of the Debt Security agent;

•	whether the Debt Securities will be listed on any securities exchange;

•	whether the Debt Securities will be issued with any other securities and, if so, the amount and terms of these securities;

•	any minimum or maximum subscription amount;

•	whether the Debt Securities are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Debt Securities;

•	material Canadian federal income tax consequences and U.S. federal income tax consequences of owning the Debt Securities;

•	any other rights, privileges, restrictions and conditions attaching to the Debt Securities; and

•	any other material terms or conditions of the Debt Securities.

If the Corporation denominates the purchase price of any of the Debt Securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a foreign currency or currencies or a foreign currency unit or units, the Corporation will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such foreign currency or currencies or foreign currency unit or units in the applicable Prospectus Supplement.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

To the extent any Debt Securities are convertible into other securities, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF UNITS

As of the date of this Prospectus, the Corporation has no Units outstanding. The Corporation may issue Units, separately or together, with Common Shares, Preferred Shares, Warrants, Subscription Receipts, or Debt Securities or any combination thereof, as the case may be. Each Unit will be issued so that the holder of the Unit is also the holder of each Security comprising the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security. The following describes the general terms that will apply to any Units that may be offered by the Corporation pursuant to this Prospectus. The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of the terms described below.

The specific terms and provisions of the Units, and the extent to which the general terms of the Units described in this Prospectus apply to those Units, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

•	the number of Units offered;

•	the price or prices, if any, at which the Units will be issued;

•	the manner of determining the offering price(s) (in the event that the offering is not a fixed price distribution);

•	the currency at which the Units will be offered;

•	the securities comprising the Units;

•	whether the Units will be issued with any other securities and, if so, the amount and terms of these securities;

•	any minimum or maximum subscription amount;

•	whether the Units and the Securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Units or the Securities comprising the Units;

•	material Canadian federal income tax consequences and U.S. federal income tax consequences of owning the Securities comprising the Units;

•	any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and

•	any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

DIVIDEND POLICY

There are no restrictions in the Corporation’s articles preventing the Corporation from paying dividends. Any dividend to be approved by the Board may require third-party consents under the Corporation’s loan facilities and Note Indenture. All of the Common Shares are entitled to an equal share in any dividends declared and paid. The Board will determine if, and when, dividends will be declared and paid in the future from funds properly applicable to the payment of dividends based on the Corporation’s financial position at the relevant time. See “Risk Factors” in this Prospectus and in the AIF.

Commencing during the six month period ended June 30, 2014, the Corporation has paid a quarterly dividend of US$0.075 on each Common Share. Future dividend decisions made by the Board will be based on the Corporation’s then-current business results, cash requirements and financial condition.

BOOK-ENTRY ONLY SECURITIES

Securities issued in “book-entry only” form must be purchased, transferred or redeemed through participants (“CDS Participants”) in the depository service of CDS Clearing and Depository Services Inc. or a successor (collectively, “CDS”). Each of the agents, underwriters or dealers, as the case may be, named in a Prospectus Supplement will be a CDS Participant or will have arrangements with a CDS Participant. On the closing of a book-entry only offering of Securities, the Corporation may cause a global certificate or certificates representing the aggregate number of Securities subscribed for under such offering to be delivered to, and registered in the name of, CDS or its nominee. Except as described below, no purchaser of Securities issued in book-entry-only form or non-certificated inventory system form will be entitled to a certificate or other instrument from the Corporation or CDS evidencing that purchaser’s ownership thereof, and no purchaser will be shown on the records maintained by CDS except through a book-entry account of a CDS Participant acting on behalf of such purchaser. Each purchaser of Securities will receive a customer confirmation of purchase from the registered dealer from which the Securities are purchased in accordance with the practices and procedures of that registered dealer. The practices of registered dealers may vary, but generally customer confirmations are issued promptly after execution of a customer order. CDS will be responsible for establishing and maintaining book-entry accounts for its CDS Participants having interests in the Securities. Reference in this Prospectus to a holder of Securities means, unless the context otherwise requires, the owner of the beneficial interest in the Securities.

If the Corporation determines, or CDS notifies the Corporation in writing, that CDS is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities and the Corporation is unable to locate a qualified successor, or if the Corporation at its option elects, or is required by law, to terminate the book-entry system, then the Securities will be issued in fully registered form to holders or their nominees.

Transfer, Conversion or Redemption of Securities

Transfer of ownership, conversion or redemption of Securities will be effected through records maintained by CDS or its nominee for such Securities with respect to interests of CDS Participants, and on the records of CDS Participants with respect to interests of persons other than CDS Participants. Holders who desire to purchase, sell or otherwise transfer ownership of or other interests in the Securities may do so only through CDS Participants.

The ability of a holder to pledge a Security or otherwise take action with respect to such holder’s interest in a Security (other than through a CDS Participant) may be limited due to the lack of a physical certificate.

Payments and Notices

Any payments on a Security will be made by the Corporation to CDS or its nominee, as the case may be, as the registered holder of the Security and the Corporation understands that such payments will be credited by CDS or its nominee in the appropriate amounts to the relevant CDS Participants. Payments to holders of Securities of amounts so credited will be the responsibility of the CDS Participants.

As long as CDS or its nominee is the registered holder of the Securities, CDS or its nominee, as the case may be, will be considered the sole owner of the Securities for the purposes of receiving notices or payments on the Securities. In such circumstances, the responsibility and liability of the Corporation in respect of notices or payments on the Securities is limited to giving of notice or making of the payment on the Securities to CDS or its nominee.

Each holder must rely on the procedures of CDS and, if such holder is not a CDS Participant, on the procedures of the CDS Participant through which such holder owns its interest, to exercise any rights with respect to the Securities. The Corporation understands that under existing policies of CDS and industry practices, if the Corporation requests any action of holders or if a holder desires to give any notice or take any action which a registered holder is entitled to give or take with respect to the Securities, CDS would authorize the CDS Participant acting on behalf of the holder to give such notice or to take such action, in accordance with the procedures established by CDS or agreed to from time to time by the Corporation, any trustee and CDS. Any holder that is not a CDS Participant must rely on the contractual arrangement it has directly, or indirectly through its financial intermediary, with its CDS Participant to give such notice or take such action.

The Corporation, agents, underwriters or dealers and any trustee identified in a Prospectus Supplement, as applicable, will not have any liability or responsibility for: (i) records maintained by CDS relating to beneficial ownership interest in the Securities held by CDS or the book-entry accounts maintained by CDS; (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership interest; or (iii) any advice or representation made by or with respect to CDS and contained herein or in any other document with respect to the rules and regulations of CDS or based on the directions of the CDS Participants.

EARNINGS COVERAGE RATIO

The applicable Prospectus Supplement will provide, as required, the earnings coverage ratios with respect to the issuance of Securities pursuant to such Prospectus Supplement.

PRIOR SALES

The applicable Prospectus Supplement will describe prior sales of Concordia as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

The Common Shares are currently listed on the TSX under the trading symbol “CXR” and the NASDAQ under the trading symbol “CXRX”. On July 15, 2015, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX and the NASDAQ was $103.00 and US$79.50, respectively.

The following table sets forth the reported intraday high and low prices and the trading volume for the Common Shares on the TSX for the 12-month period prior to the date of this Prospectus.

	TSX(1)
Month	High	Low	Volume
	$	$
2014
July	38.75	33.74	2,944,954
August	36.32	32.58	3,098,506
September	37.22	32.81	4,950,997
October	43.01	33.42	4,697,327
November	49.00	40.20	4,063,579
December	48.31	41.34	4,068,435
2015
January	55.01	45.09	4,559,993
February	66.11	54.65	4,524,810
March	91.16	62.80	9,483,728
April	104.74	82.00	6,639,113
May	91.05	78.62	5,551,987
June	97.26	82.44	6,799,897
July 1 – 15	104.94	88.00	2,305,637

Note:

(1)	High and low price based on intraday high and low share prices. Source for data in the above table is TMX Group. Past performance should not be seen as an indicator of future performance.

The following table sets forth the reported intraday high and low prices and the trading volume for the Common Shares on the NASDAQ for the period from the Corporation’s listing date to the date prior to the date of this Prospectus.

	NASDAQ
	High	Low	Volume
	US$	US$
2015
June 29 – 30	73.23	70.72	27,339
July 1 – 15	83.24	68.54	43,757

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor acquiring any Securities offered thereunder.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain United States federal income tax consequences to an investor acquiring any Securities offered thereunder.

RISK FACTORS

Before making an investment decision, prospective purchasers of Securities should carefully consider the information described in this Prospectus and the documents incorporated by reference herein, including the applicable Prospectus Supplement. There are certain risks inherent in an investment in the Securities, including the factors described under the heading “Risk Factors – Risk Factors Related to the Business” in the AIF (pages 46 through 64) and “Risk Factors – Risk Factors Related to the Common Shares” in the AIF (on pages 64 through 68), and any other risk factors described herein or in a document incorporated by reference herein, which investors should carefully consider before investing. Additional risk factors relating to a specific offering of Securities will be described in the applicable Prospectus Supplement. Some of the factors described herein, in the documents incorporated by reference herein, and/or the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. If any of the risk factors described herein, in the AIF, in another document incorporated by reference herein or in the applicable Prospectus Supplement occur, it could have a material adverse effect on the business, financial condition and results of operations of the Corporation. Additional risks and uncertainties of which the Corporation currently is unaware or that are unknown or that it currently deems to be immaterial could have a material adverse effect on the Corporation’s business, financial condition and results of operation. The Corporation cannot assure you that it will successfully address any or all of these risks. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the risks described herein, in the AIF, in the other documents incorporated by reference herein or in the applicable Prospectus Supplement or other unforeseen risks.

LEGAL MATTERS

Unless otherwise specified in a Prospectus Supplement, certain Canadian legal matters in connection with the Securities offered hereby will be passed upon by Fasken Martineau DuMoulin LLP, on behalf of the Corporation.

As of the date hereof, the partners and associates of Fasken Martineau DuMoulin LLP, as a group, own, directly or indirectly, in the aggregate, less than 1% of the Common Shares.

EXPERTS

The (i) consolidated annual financial statements of the Corporation for the years ended December 31, 2014 and 2013 and (ii) the financial statements in respect of Zonegran® included in the business acquisition report of the Corporation dated December 12, 2014, incorporated by reference in this Prospectus have been so incorporated in reliance on the audit reports, which are also incorporated by reference in this Prospectus, of Collins Barrow Toronto LLP, on the authority of such firm as experts in auditing and accounting. Collins Barrow Toronto LLP has advised the Corporation that it is independent of the Corporation in accordance with the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario.

The financial statements in respect of Donnatal® included in the business acquisition report of the Corporation dated June 9, 2014, incorporated by reference in this Prospectus have been so incorporated in reliance on the audit report, which is also incorporated by reference in this Prospectus, of Keiter, Certified Public Accountants, on the authority of such firm as experts in auditing and accounting. Keiter, Certified Public Accountants has advised the Corporation that it is independent of the Corporation under the American Institute of Certified Public Accountants’ rules on auditor independence.

The financial statements in respect of the Covis Portfolio included in the business acquisition report of the Corporation dated July 3, 2015, incorporated by reference in this Prospectus have been so incorporated in reliance on the audit report included therein of Crowe Horwath LLP, on the authority of such firm as experts in auditing and accounting. Crowe Horwath LLP has advised the Corporation that it is independent of the Corporation under the American Institute of Certified Public Accountants’ rules on auditor independence.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditor of the Corporation is PricewaterhouseCoopers LLP, 354 Davis Road, Suite 600, Oakville, Ontario, Canada L6J 0C5.

The transfer agent and registrar for the Common Shares is Equity Financial Trust Company, 200 University Avenue, Suite 300, Toronto, Ontario, M5H 4H1. Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, New York, USA 10004, is the transfer agent and registrar for the Common Shares in the United States.

PURCHASERS’ STATUTORY AND CONTRACTUAL RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces of Canada, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages, if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser.

In addition, original purchasers of Subscription Receipts, Warrants or convertible or exchangeable Debt Securities (or Units comprised of any such Securities) will have a contractual right of rescission against the Corporation in respect of the conversion, exchange or exercise of a Subscription Receipt, Warrant or a convertible or exchangeable Debt Security. The contractual right of rescission will entitle such original purchasers to receive the amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities acquired thereby, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable Security under this Prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable Security under this Prospectus.

In an offering of Subscription Receipts, Warrants or convertible or exchangeable Debt Securities (or Units comprised of any such Securities), investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial securities legislation, to the price at which Subscription Receipts, Warrants or convertible or exchangeable Debt Securities (or Units comprised of any such Securities) are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon the conversion, exchange or exercise of the security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of this right of action for damages or consult with a legal adviser.

FORM F-10

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

Indemnification of Officers and Directors

The by-laws of the Registrant provide that, subject to the relevant provisions of the Business Corporations Act (Ontario), the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant, or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity of another entity, and their respective heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is made a party because of that association with the Registrant or such other entity if (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual has reasonable grounds for believing that the individual’s conduct was lawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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EXHIBITS TO FORM F-10

The exhibits to this Registration Statement are listed in the exhibit index, which appears elsewhere herein.

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FORM F-10

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

Item 2. Consent to Service of Process.

Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to the applicable Form F-X referencing the file number of the relevant registration statement.

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FORM F-10

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No 1 to the Registration Statement (“Amendment No 1”) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakville, Province of Ontario, Canada, on this 17th day of July 2015.

CONCORDIA HEALTHCARE CORP.

by	/s/ Mark Thompson
Name:	Mark Thompson
Title:	Chief Executive Officer

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SIGNATURES

Pursuant to the requirements of the Securities Act, this Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title with Form F-10 Registrant	Date

/s/ Mark Thompson Mark Thompson	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	July 17, 2015

* Adrian de Saldanha	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 17, 2015

* Edward Borkowski	Director	July 17, 2015

* Douglas Deeth	Director	July 17, 2015

* Rochelle Fuhrmann	Director	July 17, 2015

* Jordan Kupinsky	Director	July 17, 2015

*By:	/s/ Mark Thompson
Mark Thompson Attorney-In-Fact

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Amendment No. 1, solely in the capacity of the duly authorized representative of the Registrants in the United States, in the City of New York, State of New York, USA on this 17th day of July, 2015.

CT CORPORATION (Authorized U.S. Representative)

by	/s/ Sandra Stewart
	Name:	Sandra Stewart
	Title:	Senior Customer Specialist

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INDEX TO EXHIBITS

Exhibits to Form F-10

Exhibit No.

4.1	Annual Information Form for the year ended December 31, 2014 (incorporated by reference to Exhibit 99.3 to the Registrant’s Form 40-F (Commission File No. 001-37413) filed with the Commission on June 1, 2015 (the “Form 40-F”)).

4.2	Consolidated Financial Statements for the years ended December 31, 2014 and 2013 (incorporated by reference to Exhibit 99.4 to the Form 40-F).

4.3	Management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2014 (incorporated by reference to Exhibit 99.5 to the Form 40-F).

4.4	Unaudited Condensed Financial Statements for the three-month period ended March 31, 2015 (incorporated by reference to Exhibit 99.1 to the Form 40-F).

4.5	Management’s discussion and analysis of financial condition and results of operations for the three-months ended March 31, 2015 (incorporated by reference to Exhibit 99.2 to the Form 40-F).

4.6	Business acquisition report dated June 9, 2014 (incorporated by reference to Exhibit 99.27 to the Form 40-F).

4.7	Business acquisition report dated December 12, 2014 (incorporated by reference to Exhibit 99.28 to the Form 40-F).

4.8**	Business acquisition report dated July 3, 2015 relating to the Covis Acquisition.

4.9**	Management information circular dated May 25, 2015.

4.10	Material Change Report dated March 16, 2015 (incorporated by reference to Exhibit 99.10 to the Form 40-F).

4.11	Material Change Report dated March 17, 2015 (incorporated by reference to Exhibit 99.9 to the Form 40-F).

4.12	Material Change Report dated April 14, 2015 (incorporated by reference to Exhibit 99.8 to the Form 40-F).

4.13	Material Change Report dated May 1, 2015 (incorporated by reference to Exhibit 99.7 to the Form 40-F).

5.1*	Consent of Collins Barrow Toronto LLP.

5.2*	Consent of Keiter, Certified Public Accountants.

5.3*	Consent of Crowe Horwath LLP.

6.1**	Powers of Attorney (included on the signature pages of this Registration Statement on Form F-10).

7.1**	Form of Trust Indenture.

*	Filed herewith
**	Previously filed

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